                                 [REVLON LOGO]

                     REVLON CONSUMER PRODUCTS CORPORATION
               OFFER TO PURCHASE FOR CASH ANY AND ALL OUTSTANDING

                          8 1/8% SENIOR NOTES DUE 2006
                             (CUSIP NO. 761519AK3)
                                      AND
                            9% SENIOR NOTES DUE 2006
                             (CUSIP NO. 761519AQ0)

-------------------------------------------------------------------------------

The Tender Offers will expire at 3:00 p.m., New York City time, on Friday, May 14, 2004, unless extended or earlier terminated (as so extended or earlier terminated, if at all, the "Expiration Date"). NOTEHOLDERS MUST TENDER THEIR NOTES PRIOR TO 3:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE TO RECEIVE THE TENDER OFFER CONSIDERATION.

-------------------------------------------------------------------------------


     Revlon Consumer Products Corporation, a Delaware corporation ("Products Corporation" or the "Company"), hereby offers to purchase (the "Tender Offers") for cash, upon the terms and subject to the conditions set forth in this Offer to Purchase (as it may be amended or supplemented, this "Offer to Purchase") and in the accompanying letter of transmittal (the "Letter of Transmittal"), any and all of its outstanding 8 1/8% Senior Notes due 2006 (the "8 1/8% Senior Notes") and 9% Senior Notes due 2006 (the "9% Senior Notes" and, together with the 8 1/8% Senior Notes, the "Notes").

     Each holder of Notes (a "Noteholder") that validly tenders its Notes prior to 3:00 p.m., New York City time, on the Expiration Date shall receive total consideration of $1,016.04 per $1,000 principal amount of 8 1/8% Senior Notes validly tendered by such time (the "8 1/8% Senior Notes Consideration"), and $1,032.50 per $1,000 principal amount of 9% Senior Notes validly tendered by such time (the "9% Senior Notes Consideration" and, together with the 8 1/8% Senior Notes Consideration, the "Tender Offer Consideration"). Noteholders that validly tender their Notes in the Tender Offers, shall also receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined below), payable on the Settlement Date. The "Settlement Date" is the settlement date in respect of any Notes that are validly tendered prior to 3:00 p.m., New York City time, on the Expiration Date, and is expected to promptly follow the Expiration Date. NO TENDERS WILL BE VALID IF SUBMITTED AFTER 3:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


                 The Dealer Manager for the Tender Offers is:

                                   CITIGROUP

                                 April 16, 2004

     THE TENDER OFFERS WILL NOT HAVE WITHDRAWAL RIGHTS. NOTES TENDERED IN THE TENDER OFFERS ARE IRREVOCABLE UNLESS OTHERWISE REQUIRED BY LAW.

     Subject to the terms and conditions set forth in this Offer to Purchase and the accompanying Letter of Transmittal, the Tender Offer Consideration to which a tendering Noteholder is entitled pursuant to the Tender Offers will be paid on the Settlement Date.

     Any questions or requests for assistance concerning the terms of the Tender Offers may be directed to Citigroup Global Markets Inc. (the "Dealer Manager") at the address and telephone number set forth on the back cover of this Offer to Purchase. Questions and requests for assistance or additional copies of this Offer to Purchase or the accompanying Letter of Transmittal or other Tender Offer materials should be directed to D.F. King & Co., Inc. (the "Information Agent") at the address and telephone number set forth on the back cover of this Offer to Purchase. Beneficial owners may also contact their brokers, dealers, commercial banks, trust companies or other nominee for assistance concerning the Tender Offers. Any Noteholder or beneficial owner that has questions concerning tender procedures should contact the Depositary at the address and telephone number set forth on the back cover of this Offer to Purchase.

     NONE OF THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY (AS DEFINED HEREIN) OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION THAT ANY NOTEHOLDER TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF SUCH NOTEHOLDER'S NOTES, AND NO ONE HAS BEEN AUTHORIZED BY ANY OF THEM TO MAKE SUCH A RECOMMENDATION. NOTEHOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER NOTES, AND, IF SO, THE PRINCIPAL AMOUNT OF NOTES TO TENDER.

     The Company currently intends to issue approximately $400 million aggregate principal amount of senior unsecured debt (the "New Debt Issuance"). The Company also intends to enter into a new senior secured credit facility (the "New Credit Facility") concurrently with the consummation of the Tender Offers, which the Company expects to be for an aggregate of approximately $680.0 million, of which approximately $530.0 million is expected to be a term loan facility with the balance being a multi-currency revolving credit facility. The Company intends to use a portion of the amounts borrowed under the New Credit Facility and a portion of the net proceeds from the New Debt Issuance to (i) purchase the Notes tendered and accepted in the Tender Offers and to purchase the 12% Senior Secured Notes tendered and accepted in the 12% Senior Secured Notes Offer to Purchase (as defined herein), (ii) redeem any such notes that remain outstanding following the respective offers to purchase,
(iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004. Statements in this Offer to Purchase regarding the New Debt Issuance shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

     The Notes are currently redeemable. Following the Expiration Date and subject to satisfaction of the Refinancing Condition (as defined herein) and the satisfaction or, where applicable, waiver of the General Conditions (as defined herein), the Company currently intends to redeem all Notes not tendered and accepted for purchase pursuant to the Tender Offers, in accordance with the terms and conditions of the indenture governing the 8 1/8% Senior Notes and the indenture governing the 9% Senior Notes (together, the "Existing Indentures"). The redemption price for the 8 1/8% Senior Notes is 25 basis points less than the 8 1/8% Senior Notes Consideration and the redemption price for the 9% Senior Notes is 25 basis points less than the 9% Senior Notes Consideration. This
Offer to Purchase does not constitute a call for redemption, which may be made at a later date upon the terms and conditions set forth in the Existing Indentures.

     Notwithstanding any other provision of the Tender Offers, the Company's obligation to accept for purchase, and to pay the Tender Offer Consideration for the Notes validly tendered pursuant to the Tender Offers is subject to, and conditioned upon, the satisfaction of or, where applicable, the Company's waiver of, the following:

o the consummation by the Company on or prior to the Settlement Date of the New Debt Issuance on terms and conditions satisfactory to the Company (the "New Debt Issuance Condition");

o the Company's entry into the New Credit Facility on or prior to the Settlement Date on terms and conditions satisfactory to the Company (the "New Credit Facility Condition");

o that the net proceeds of the New Debt Issuance and the amounts borrowed by the Company under the New Credit Facility are sufficient to purchase all of the Notes tendered in the Tender Offers (the "Funding Condition" and, collectively with the New Debt Issuance Condition and the New Credit Facility Condition, the "Refinancing Condition"); and

o the General Conditions (as defined below in "Terms of the Tender Offers -- Conditions to the Tender Offers").

     Subject to applicable securities laws and the terms set forth in this Offer to Purchase, the Company reserves the right, in its sole discretion, to terminate or amend either Tender Offer or waive any one or more of the conditions at any time. Each of the Tender Offers for the 8 1/8% Senior Notes and the 9% Senior Notes, referred to herein as the 8 1/8% Senior Notes Tender Offer and the 9% Senior Notes Tender Offer, respectively, is independent of the other Tender Offer and neither Tender Offer is conditioned upon the tender of an aggregate principal amount of Notes. See "Terms of the Tender Offers -- Conditions to the Tender Offers."

     Noteholders should take note of the following dates in connection with the Tender Offers:



       DATE                  CALENDAR DATE                           EVENT
----------------- ----------------------------------- -----------------------------------
Expiration Date   3:00 p.m., New York City time,      The last day for Noteholders to
                  Friday, May 14, 2004, unless        tender Notes pursuant to the
                  extended or earlier terminated by   Tender Offers.
                  the Company.

Settlement Date   In respect of all Notes validly     The Company accepts all Notes
                  tendered, the Company will make     validly tendered. The Company
                  payment promptly following the      notifies the Depositary that the
                  Expiration Date.                    tendered Notes are accepted for
                                                      purchase and payment. The
                                                      Company will deposit with U.S.
                                                      Bank National Association (the
                                                      "Depositary") the amount of cash
                                                      necessary to pay each Noteholder
                                                      whose Notes are accepted for
                                                      payment the Tender Offer
                                                      Consideration and accrued and
                                                      unpaid interest up to, but not
                                                      including the Settlement Date. The
                                                      Depositary will pay each
                                                      Noteholder whose Notes are
                                                      accepted the Tender Offer
                                                      Consideration for all Notes
                                                      accepted for tender and accrued
                                                      and unpaid interest.

     The Company reserves the right to extend the Tender Offers, if necessary, in its sole discretion, so that the Expiration Date occurs upon or shortly thereafter the satisfaction of the conditions to the Tender Offers.

     Subject to applicable securities laws, the Company reserves the right, in its sole discretion: (1) to waive any and all conditions to the Tender Offers;
(2) extend or to terminate the Tender Offers; or (3) otherwise to amend the Tender Offers in any respect. In the event that the Tender Offers are withdrawn or otherwise not completed, the Tender Offer Consideration will not be paid or become payable to Noteholders who have validly tendered their Notes in connection with the Tender Offers.

                                 TO HOLDERS OF
                      REVLON CONSUMER PRODUCTS CORPORATION
                        8 1/8% SENIOR NOTES DUE 2006 AND
                           9% SENIOR NOTES DUE 2006


                                    SUMMARY

     The following summary is provided for your convenience. It highlights material information in this Offer to Purchase and the accompanying Letter of Transmittal, but does not describe all of the details of the Tender Offers. Noteholders are urged to read the more detailed information set forth in this Offer to Purchase and in the accompanying Letter of Transmittal. Each of the capitalized terms used in this summary and not defined herein has the meaning set forth elsewhere in this Offer to Purchase.

The Company has commenced the Tender Offers for cash any and all outstanding Notes as described below:

IF YOU HAVE QUESTIONS, PLEASE CALL THE INFORMATION AGENT OR THE DEALER MANAGER TOLL-FREE AT THEIR RESPECTIVE TELEPHONE NUMBERS ON THE BACK COVER OF THIS OFFER TO PURCHASE.

The Company...................   Revlon Consumer Products Corporation.

The Notes.....................   8 1/8% Senior Notes due February 1, 2006. The
                                 8 1/8% Senior Notes are governed by the
                                 indenture, dated as of February 1, 1998, between the Company and U.S. Bank National
                                 Association, as trustee (the "Trustee").

                                 9% Senior Notes, due November 1, 2006. The 9% Senior Notes are governed by the indenture, dated as of November 6, 1998, between the Company and the Trustee.

The Refinancing Transactions...  The refinancing, which is expected to substantially reduce the Company's annual interest expense and extend the maturities of a significant amount of its debt which would otherwise be due in 2005 and 2006, consists of the following elements:

                                  o the Company's entry into the New Credit
                                    Facility, which the Company expects to be for an aggregate of approximately $680.0 million, of which approximately $530.0 million is expected to be a term loan facility, with the balance being a multi-currency revolving credit facility;

                                  o the issuance of new senior unsecured debt
                                    in the New Debt Issuance, which the Company expects will be in an aggregate principal amount of approximately $400.0 million;

                                  o the refinancing of the Company's existing
                                    credit agreement in the amount of $312.0
                                    million, of which approximately $228.2
                                    million was outstanding as of April 13,
                                    2004; and

                                  o the retirement of all the outstanding
                                    $363.0 million, $116.2 million and $75.5
                                    million aggregate principal amounts of the 12% Senior Secured Notes, the 8 1/8%

                                    Senior Notes and the 9% Senior Notes,
                                    respectively. See "The Refinancing
                                    Transactions -- Offer to Purchase the 12%
                                    Senior Secured Notes due 2005."

                                 The Company intends to use a portion of the net proceeds from the New Debt Issuance and a portion of the amounts borrowed under the New Credit Facility to (i) purchase the Notes in connection with the Tender Offers and the 12% Senior Secured Notes in connection with the 12% Senior Secured Notes Offer to Purchase,
                                 (ii) redeem any such notes remaining
                                 outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004.

The Tender Offers.............   The Company is offering to purchase any and
                                 all of its outstanding Notes at the price per Note set forth below on the terms and subject to the satisfaction or waiver of the conditions set forth herein, including, without limitation, the Refinancing Condition and the General Conditions. The Company currently intends to issue new senior unsecured debt in the New Debt Issuance and to enter into the New
                                 Credit Facility.

Expiration Date...............   The Tender Offers commenced on Friday, April
                                 16, 2004, and will expire at 3:00 p.m., New
                                 York City time, on Friday, May 14, 2004, unless extended by the Company in its sole discretion.
                                 The Company may, in its sole discretion and subject to applicable law, terminate, withdraw or amend the Tender Offers at any time as described in this Offer to Purchase and the accompanying Letter of Transmittal.

Purpose of the Offer
 to Purchase...................  The Tender Offers are part of the refinancing of approximately $867.0 million of the
                                 Company's debt. The principal purpose of the Tender Offers is to purchase all Notes as part of the Company's previously announced plan to strengthen its balance sheet and capital structure. The Tender Offers are being made in conjunction with (i) the offer to purchase and consent solicitation for the 12% Senior Secured Notes, (ii) the New Debt Issuance, and (iii) the Company's entry into the New Credit Facility, and are subject to the satisfaction or waiver of the Refinancing Condition and the General Conditions.

8 1/8% Senior
 Notes Consideration...........  The 8 1/8% Senior Notes Consideration shall be
                                 $1,016.04.
9% Senior
 Notes Consideration...........  The 9% Senior Notes Consideration shall be
                                 $1,032.50.

Interest......................   In addition to the Tender Offer
                                 Consideration, Noteholders who validly tender their Notes in the Tender Offers will also receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date, payable on the Settlement Date.

Settlement Date...............   Payment of the Tender Offer Consideration,
                                 plus accrued and unpaid interest, up to, but not including the Settlement Date, for tendered
                                 Notes accepted for payment will be on a date expected to be promptly following the Expiration Date.

How to Tender Notes...........   See "Terms of the Tender Offer -- Procedures
                                 for Tendering Notes." For further information, call the Information Agent or the Dealer
                                 Manager at the telephone numbers set forth on the back cover of this Offer to Purchase or consult your broker, dealer, commercial bank or trust company for assistance.

Withdrawal Rights.............   THE TENDER OFFERS WILL NOT HAVE WITHDRAWAL
                                 RIGHTS. NOTES TENDERED IN THE TENDER OFFERS ARE
                                 IRREVOCABLE UNLESS OTHERWISE REQUIRED BY LAW.

Acceptance of Tendered Notes and
 Payment......................   Subject to the terms of this Offer to
                                 Purchase and the accompanying Letter of
                                 Transmittal and upon satisfaction or waiver of the conditions to the Tender Offers specified herein under "Terms of the Tender Offers --
                                 Conditions of the Tender Offers," the Company will accept for purchase all Notes validly tendered (or defectively tendered, if such defect has been waived by the Company) and promptly pay the Tender Offer Consideration
                                 (plus accrued and unpaid interest) for Notes accepted.

                                 Payment of the Tender Offer Consideration with respect to Notes purchased in the Tender Offers that are validly tendered on or prior to the Expiration Date is expected to be made on the Settlement Date. The Company reserves the right, subject to applicable laws, to (a) accept for purchase and pay for all Notes validly tendered on or prior to the Expiration Date and to keep the Tender Offers open or extend the Expiration Date to a later date and time with respect to any or all Notes as announced by the Company and (b) waive all conditions to the Tender Offers for Notes tendered on or prior to the Expiration Date.

                                 On the Settlement Date, the Company will deposit with the Depositary the amount of cash necessary to pay each Noteholder whose Notes are accepted in the Tender Offers the Tender Offer Consideration and accrued and unpaid interest. The Depositary will pay each Noteholder whose Notes are accepted the Tender Offer Consideration for all Notes accepted for tender and accrued and unpaid interest.

                                 Under no circumstances will any interest be payable because of any delay in the transmission of funds to Noteholders by the Depositary. See "Terms of the Tender Offers -- Acceptance for Purchase; Payment for Notes."

Source of Funds...............   Assuming (i) 100% of the Notes are tendered
                                 on or prior to the Expiration Date, (ii) the Expiration Date is May 14, 2004, and (iii) the
                                 Settlement Date is May 18, 2004, approximately
                                 $199.2 million is required to pay the Tender
                                 Offer Consideration including accrued and unpaid interest from the last interest payment date to, but not including, the Settlement
                                 Date. The Company intends to issue senior unsecured debt pursuant to the New Debt
                                 Issuance and to enter into the New Credit
                                 Facility. The Company intends to use a portion of the net proceeds from the New Debt Issuance and a portion of the amounts borrowed under the New Credit Facility to (i) purchase the Notes in connection with the Tender Offers and the 12% Senior Secured Notes in connection with the 12% Senior Secured Notes Offer to Purchase,
                                 (ii) redeem any such notes remaining
                                 outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and
                                 (iv) pay fees and expenses incurred in
                                 connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004. See "Purpose of the Tender Offers."

Conditions to the
 Tender Offers.................  Subject to applicable securities laws and the terms set forth in this Offer to Purchase, the Company reserves the right, in its sole discretion, to terminate or amend either Tender Offer or waive any one or more of the conditions at any time. Each of the 8 1/8% Senior Notes Tender Offer and the 9% Senior Notes Tender Offer is independent of the other Tender Offer and neither Tender Offer is conditioned upon the tender of an aggregate principal amount of Notes. The Tender Offers are not contingent upon the tender of any minimum principal amount of Notes. The Tender Offers, however, are conditioned upon satisfaction or waiver of certain conditions, including, without limitation, the Refinancing Condition, and the General Conditions. The Company reserves the right to waive any and all conditions to the Tender Offers. See "Terms of the Tender Offers -- Conditions to the Tender Offers."

Untendered Notes..............   Notes not tendered and purchased pursuant to
                                 the Tender Offers will remain outstanding. As a result of the consummation of the Tender
                                 Offers, the aggregate principal amount of the Notes that is outstanding will be significantly reduced, which may adversely affect the liquidity of and, consequently, the market price for the Notes, if any, that remain outstanding after consummation of the Tender
                                 Offers.

                                 The Notes are currently redeemable. Following the Expiration Date and subject to satisfaction or, where applicable, waiver of the Refinancing Condition and the satisfaction or, where applicable, waiver of the General Conditions, the Company currently intends to redeem all Notes not tendered and accepted for purchase pursuant to the Tender Offers, in accordance with the terms and conditions of the Existing Indentures. The redemption price for the 8 1/8% Senior Notes is 25 basis points less than the 8 1/8% Senior Notes Consideration and the redemption price for the 9% Senior Notes is 25 basis points less than the 9% Senior Notes Consideration. The Tender Offers do not constitute a call for redemption, which may be made at a later date upon the terms and conditions set forth in the Existing Indentures.


Material United States Federal
 Income Tax Consequences......   For a summary of the material United States
                                 federal income tax consequences of the Tender
                                 Offers, see "Material United States Federal
                                 Income Tax Consequences."

Dealer Manager................   The Dealer Manager for the Tender Offers is
                                 Citigroup Global Markets Inc.

Depositary and
 Information Agent.............  The Depositary for the Tender Offers is U.S.
                                 Bank National Association. The Information
                                 Agent for the Tender Offers is D.F. King & Co., Inc.

Further Information...........   Questions and requests for assistance may be
                                 directed to the Dealer Manager at the address and telephone number set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase and the accompanying Letter of Transmittal and other related materials may be obtained by contacting the Information Agent at the address and telephone number set forth on the back cover of this Offer to Purchase.

                     REVLON CONSUMER PRODUCTS CORPORATION

     Revlon Consumer Products Corporation, a direct wholly owned subsidiary of Revlon, Inc. (collectively with its subsidiaries, "Revlon"), manufactures, markets and sells an extensive array of cosmetics and skin care, fragrances and personal care products. Revlon is one of the world's leading mass-market cosmetics brands. Revlon believes that its global brand name recognition, product quality and marketing experience have enabled it to create one of the strongest consumer brand franchises in the world. Revlon's products are sold worldwide and are marketed under such well-known brand names as Revlon, ColorStay, Revlon Age Defying and Skinlights, as well as Almay in cosmetics; Almay Kinetin, Vitamin C Absolutes, Eterna 27, Ultima II and Jeanne Gatineau in skin care; Charlie in fragrances; and High Dimension, Flex, Mitchum, Colorsilk, Jean Nate and Bozzano in personal care products.

     Revlon was founded by Charles Revson, who revolutionized the cosmetics industry by introducing nail enamels matched to lipsticks in fashion colors over 70 years ago. Today, Revlon has leading market positions in a number of its principal product categories in the U.S. mass-market distribution channel, including the lip, face makeup and nail enamel categories. Revlon also has leading market positions in several product categories in certain markets outside of the U.S., including in Australia, Canada, Mexico and South Africa. Revlon's products are sold in more than 100 countries across six continents. For a description of the Company's business plan, please see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") for the year ended December 31, 2003 and incorporated herein by reference.


                         PURPOSE OF THE TENDER OFFERS

     The Tender Offers are part of the refinancing of approximately $867.0 million of the Company's debt. The principal purpose of the Tender Offers is to purchase all Notes as part of the Company's previously announced plan to strengthen its balance sheet and capital structure. The Tender Offers are being made in conjunction with (i) the tender offer for the 12% Senior Secured Notes due 2005, (ii) the New Debt Issuance, and (iii) the Company's entry into the New Credit Facility, and are subject to the satisfaction or waiver of the Refinancing Condition and the General Conditions.


                          SOURCES AND AMOUNT OF FUNDS

     If all outstanding Notes are validly tendered on or prior to the Expiration Date, the Tender Offer Consideration for all Notes plus accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date, is expected to be approximately $199.2 million. The Company intends to issue senior unsecured debt pursuant to the New Debt Issuance and to enter into the New Credit Facility. The Company intends to use a portion of the net proceeds from the New Debt Issuance and a portion of the amounts borrowed under the New Credit Facility to (i) purchase the Notes in connection with the Tender Offers and the 12% Senior Secured Notes in connection with the 12% Senior Secured Notes Offer to Purchase, (ii) redeem any such notes remaining outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004. If the New Debt Issuance or the New Credit Facility do not result in the receipt by the Company of net proceeds or borrowed amounts, as applicable, sufficient to purchase all of the Notes tendered pursuant to the Tender Offers, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act'), and may terminate the Tender Offers. Statements in this Offer to Purchase regarding the New Debt Issuance shall not constitute an offer to sell or a solicitation of an offer to buy any securities. See "Terms of the Tender Offers -- Conditions to the Tender Offers."


                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files or furnishes annual, quarterly and special reports and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document the

Company files or furnishes at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains periodic filings, information statements and other information regarding issuers that file electronically with the SEC, including the Company.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company has filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2003 and such document is incorporated herein by reference. In addition, the Current Report on Form 8-K furnished to the SEC by Revlon on February 19, 2004, and the Current Report on Form 8-K filed with the SEC by Revlon on March 26, 2004 are incorporated herein by reference.

     In addition to the foregoing, all reports and other documents that the Company files or furnishes pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Offer to Purchase and prior to the Expiration Date of the Tender Offers shall be deemed to be incorporated by reference into this Offer to Purchase and to be a part hereof for the dates of filing or furnishing of such reports and documents. Any statement contained in this Offer to Purchase or in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained in this Offer to Purchase, or in any other subsequently filed or furnished document that also is deemed to be incorporated by reference in this Offer to Purchase, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

     You should rely only on the information provided in this Offer to Purchase or incorporated by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Offer to Purchase is accurate as of any date other than the date on the front of the document. We are not making Tender Offers for to purchase the Notes in any state where the offer is not permitted.


                          FORWARD LOOKING STATEMENTS

     This Offer to Purchase contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, the Company's expectations and estimates (whether qualitative or quantitative) as to:

    o the Company's plan to refinance its debt due in 2005 and 2006, including by the consummation of this Offer to Purchase and the Company's concurrent offer to purchase its 12% Senior Secured Notes;

    o the Company's intention to enter into a Supplemental Indenture with respect to any untendered 12% Senior Secured Notes;

    o the Company's intention to issue senior unsecured debt in the New Debt Issuance including the aggregate amount of such debt issuance and the expected closing date of such debt issuance;

    o the Company's expectation to enter into the New Credit Facility which will amend and restate its existing credit facility, including the terms of and the aggregate amount available under such New Credit Facility, as well as the timing of such transaction;

    o the Company's plan or ability to use some or all of the net proceeds from the New Debt Issuance and a portion of the amounts borrowed under the New Credit Facility to repay amounts outstanding under the existing credit facility, to purchase the Notes tendered in this Offer to Purchase and the 12% Senior Secured Notes tendered and accepted in the Company's concurrent 12% Senior Secured Notes Offer to Purchase, to redeem any such notes that remain outstanding following the respective offers to purchase and to pay expenses in connection with such transactions and the debt-for-equity exchange transactions completed in March 2004; and


    o the Company's intention to redeem any Notes that remain outstanding following the Expiration Date of this Offer to Purchase and any of the 12% Senior Secured Notes that remain outstanding following the consummation of its respective offer to purchase.


     Statements that are not historical facts, including statements about our beliefs and expecta-tions, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "estimates," "may," "will," "should," "seeks," "plans," "scheduled to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy or intentions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. In addition to factors that may be described in the Company's filings with the SEC, the following factors, among others, could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the Company:


    o difficulties, delays or unanticipated costs in connection with consummating this Offer to Purchase and the Company's concurrent offer to purchase its 12% Senior Secured Notes;


    o difficulties, delays or unanticipated costs entering into a Supplemental Indenture with respect to any untendered 12% Senior Secured Notes;


    o difficulties, delays or unanticipated costs in connection with consummating the New Debt Issuance;


    o difficulties, delays or unanticipated costs in connection with entering into the New Credit Facility to amend and restate the existing credit facility;


    o the insufficiency of funds raised in the New Debt Issuance or the unavailability of funds under the New Credit Facility to repurchase the Notes tendered in this Offer to Purchase or the 12% Senior Secured Notes tendered and accepted in the Company's concurrent 12% Senior Secured Notes Offer to Purchase, to redeem any such notes that remain outstanding following the Expiration Date of this Offer to Purchase or following the expiration of the 12% Senior Secured Notes Offer to Purchase, to repay its existing credit facility or to pay expenses in connection with such transactions and the debt-for-equity exchange transactions completed in March 2004;


     You should consider the areas of risk described above, as well as those set forth in other documents we have filed with the SEC and which are incorporated by reference into this Offer to Purchase in connection with any forward-looking statements that may be made by us. You are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K to the SEC (which, among other places, can be found on the SEC's website at http://www.sec.gov). See "Where You Can Find More Information." Please see our Annual Report on Form 10-K for the year ended December 31, 2003 for other forward-looking statements.

                          TERMS OF THE TENDER OFFERS

GENERAL

     On February 2, 1998 pursuant to the Indenture dated as of February 1, 1998 between the Company and U.S. Bank National Association, as Trustee, the Company issued the original 8 1/8% Senior Notes in a private placement. On May 7, 1998, the original notes were exchanged for the current 8 1/8% Senior Notes. As of April 16, 2004, there was approximately $116,200,000 aggregate principal amount of the 8 1/8% Senior Notes outstanding. Interest is payable semi-annually on the 8 1/8% Senior Notes each February 1 and August 1. The 8 1/8% Senior Notes mature on February 1, 2006.

     On November 6, 1998 pursuant to the Indenture dated as of November 6, 1998 between the Company and U.S. Bank National Association, as Trustee, the Company issued the original 9% Senior Notes in a private placement. On February 24, 1999, the original notes were exchanged for the current 9% Senior Notes. As of April 16, 2004, there was approximately $75,500,000 aggregate principal amount of the 9% Senior Notes outstanding. Interest is payable semi-annually on the 9% Notes each November 1 and May 1. The 9% Notes mature on November 1, 2006.

     Upon the terms and subject to the conditions set forth in this Offer to Purchase and the accompanying Letter of Transmittal (including, if the Tender Offers are extended or amended, the terms and conditions of any such extension or amendment), the Company hereby offers to purchase for cash any and all outstanding 8 1/8% Senior Notes for the 8 1/8% Senior Notes Consideration, or, any and all outstanding 9% Senior Notes for the 9% Senior Notes Consideration, plus accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date, in each case, payable on the Settlement Date.

     The Tender Offers commenced on April 16, 2004 and will expire at 3:00 p.m., New York City time, on Friday, May 14, 2004, the Expiration Date, unless extended by the Company in its sole discretion. The Company may, in its sole discretion and subject to applicable law, terminate, withdraw or amend the Tender Offers at any time as discussed below.

     Notes will be accepted for payment pursuant to the Tender Offers only in integral multiples of $1,000. Noteholders who validly tender their Notes prior to 3:00 p.m., New York City time, on the Expiration Date will, subject to the terms and conditions set forth in this Offer to Purchase and the accompanying Letter of Transmittal, receive the 8 1/8% Senior Notes Consideration or the 9% Senior Notes Consideration, as applicable.

     All Notes validly tendered in accordance with the procedures set forth herein prior to 3:00 p.m., New York City time, on the Expiration Date, upon the terms and subject to the conditions hereof, including satisfaction of the Refinancing Condition and the General Conditions unless any of such Refinancing Conditions and General Conditions has been waived, will be accepted for payment by the Company, and payments will be made therefor on the Settlement Date, which is expected to be promptly following the Expiration Date. If the Tender Offers are not consummated, no such payments will be made. All conditions to the Tender Offers must be either satisfied or waived, as applicable, by the Company prior to the expiration of the Tender Offers on the Expiration Date.

     The Tender Offers are not contingent upon the tender of any minimum principal amount of Notes. The Company's obligation to accept, and pay for, Notes validly tendered pursuant to the Tender Offers is conditioned upon the satisfaction of the Refinancing Condition and the General Conditions or waiver of any of the foregoing as set forth in "Terms of the Tender Offers -- Conditions to the Tender Offers." The Company reserves the right, in its sole discretion prior to the expiration of the Tender Offers on the Expiration Date,
(1) to waive any and all conditions to the Tender Offers, (2) to terminate the Tender Offers or extend the Expiration Date or (3) otherwise to amend the Tender Offers in any respect. The rights reserved by the Company in this paragraph are in addition to the Company's rights to terminate the Tender Offers described in "Terms of the Tender Offers -- Conditions to the Tender Offers."

     Any amendment to the Tender Offers will apply to all Notes tendered in the Tender Offers. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension of the Tender Offers to be issued no later than 9:30 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which any public announcement may be made, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to Business Wire.

     If the Company makes a material change in the terms of the Tender Offers or the information concerning the Tender Offers, the Company will disseminate additional Tender Offer materials and extend the Tender Offers to the extent required by law.

     NONE OF THE COMPANY, THE TRUSTEE, THE INFORMATION AGENT, THE DEPOSITARY OR THE DEALER MANAGER MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT NOTEHOLDERS SHOULD TENDER THEIR NOTES PURSUANT TO THE TENDER OFFERS. NOTEHOLDERS MUST MAKE THEIR OWN DECISIONS WITH REGARD TO TENDERING NOTES.


CERTAIN SIGNIFICANT CONSEQUENCES TO NON-TENDERING NOTEHOLDERS

     In deciding whether to participate in the Tender Offers, each Noteholder should consider carefully, in addition to the other information contained in and incorporated by reference in this Offer to Purchase, the following:


   Limited Trading Market for the Notes

     To the extent that Notes are tendered and accepted in the Tender Offers, the trading market for Notes will likely become limited. A bid for a debt security with a smaller outstanding principal amount available for trading (a smaller "float") may be lower than a bid for a comparable debt security with a greater float. Therefore, the market price for and liquidity of Notes not tendered or tendered but not purchased may be affected adversely to the extent that the principal amount of Notes purchased pursuant to the Tender Offers reduces the float of the Notes. The reduced float may also tend to make the trading price more volatile. Noteholders of unpurchased Notes may attempt to obtain quotations for their Notes from their brokers; however, there can be no assurance that an active trading market will exist for the Notes following consummation of the Tender Offers. The extent of the market for the Notes following consummation of the Tender Offers will depend upon a number of factors, including the size of the float, the number of Noteholders remaining at such time and the interest in maintaining a market in the Notes on the part of securities firms and other factors.


   Redemption of the Unpurchased Notes

     The Notes are currently redeemable. Following the Expiration Date and subject to satisfaction or waiver of the Refinancing Condition and the satisfaction or, where applicable, waiver of the General Conditions, the Company currently intends to redeem all Notes not tendered and accepted for purchase pursuant to the Tender Offers, in accordance with the terms and conditions of the Existing Indentures. The redemption price for the 8 1/8% Senior Notes is 25 basis points less than 8 1/8% Senior Notes Consideration and the redemption price for the 9% Senior Notes is 25 basis points less than 9% Senior Notes Consideration. The Tender Offers do not constitute a call for redemption, which may be made at a later date upon the terms and conditions set forth in the Existing Indentures.


ACCEPTANCE FOR PURCHASE; PAYMENT FOR NOTES

     Upon the terms and subject to the conditions of the Tender Offers (including, if the Tender Offers are extended or amended, the terms and conditions of any such extension or amendment) and applicable law, on the Settlement Date the Company will purchase, by accepting for payment, and will promptly pay for all Notes validly tendered and not withdrawn pursuant to the Tender Offers. Notes will be accepted for payment in the Tender Offers only in integral multiples of $1,000.

     Payment for Notes purchased pursuant to the Tender Offers will be made by the deposit of the Tender Offer Consideration plus accrued and unpaid interest in immediately available funds by the

Company on the Settlement Date with the Depositary, which will act as agent for tendering Noteholders for the purpose of receiving payment from the Company and transmitting such payment to tendering Noteholders. For purposes of the Tender Offers, the Company will be deemed to have accepted for purchase all Notes validly tendered (or defectively tendered Notes with respect to which the Company has waived such defect) and not properly withdrawn if, as and when the Company gives oral (confirmed in writing ) or written notice thereof to the Depositary.


     The Company expressly reserves the right, in its sole discretion and subject to Rule 14e-1(c) under the Exchange Act, to delay acceptance for payment of or payment for Notes if any of the conditions to the Tender Offers shall not have been satisfied or waived, or in order to comply, in whole or in part, with any applicable law. See "Terms of the Tender Offers -- the Conditions to the Tender Offers." In all cases, payment by the Depositary to Noteholders or beneficial owners of the Tender Offer Consideration and accrued and unpaid interest for Notes purchased pursuant to the Tender Offers will be made only after timely receipt by the Depositary of (i) certificates representing such Notes or timely confirmation of a book-entry transfer of such Notes into the Depositary's account at DTC pursuant to the procedures set forth under "Procedures for Tendering Notes," (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or a properly transmitted Agent's Message and (iii) any other documents required by the Letter of Transmittal.


     If any tendered Notes are not purchased pursuant to the Tender Offers for any reason, such Notes not purchased will be returned promptly, without expense, to the tendering Noteholder (or, in the case of Notes tendered by book-entry transfer, such Notes will be promptly credited to the account maintained at DTC from which Notes were delivered) after the expiration or termination of the Tender Offers.


     Noteholders of Notes whose Notes are accepted for payment pursuant to the Tender Offers will be entitled to receive the Tender Offer Consideration plus accrued and unpaid interest. Under no circumstances will any additional interest be payable because of any delay in the transmission of funds to the Noteholders by the Depositary.


     Tendering Noteholders, whose Notes are purchased in the Tender Offers, will not be obligated to pay brokerage commissions to the Dealer Manager, Information Agent or Depositary. The Company will pay or cause to be paid all transfer taxes with respect to the purchase of any Notes unless the box titled "Special Payment Instructions" or the box titled "Special Delivery Instructions" on the Letter of Transmittal has been completed, as described in the Instructions thereto. The Company will pay all other charges and expenses in connection with the Tender Offers.


PROCEDURE FOR TENDERING NOTES


     The tender of Notes pursuant to the Tender Offers and in accordance with the procedures described below will constitute a valid tender of Notes. Noteholders will be entitled to receive the Tender Offer Consideration if they tender their Notes pursuant to the Tender Offers prior to 3:00 p.m., New York City time, on the Expiration Date.


     The method of delivery of Notes and the Letter of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent's Message transmitted through ATOP, is at the election and the risk of the Noteholder tendering Notes and delivering the Letter of Transmittal or transmitting an Agent's Message and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, it is suggested that the Noteholder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date, as applicable, to permit delivery to the Depositary on or prior to such date. Manually signed facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. IN NO EVENT SHOULD THE NOTEHOLDERS SEND ANY SECURITIES TO THE DEALER MANAGER, THE TRUSTEE, THE INFORMATION AGENT OR THE COMPANY.

 Tender of Notes Held Through DTC

     For a tender of Notes held of record by DTC to be valid and for a Noteholder to receive payment for Notes that are tendered:

    o the Notes must be delivered to the Depositary pursuant to the book-entry delivery procedures described below; and either

    o the Depositary must receive from the DTC participant in whose amount the Notes are held at DTC, at the address of the Depositary set forth on the back cover of this Offer to Purchase, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof); or

    o an acceptance of the Tender Offers must be transmitted to the Depositary in accordance with DTC's ATOP procedures,

in each case at or prior to 3:00 p.m., New York City time, on the Expiration
Date.

     A beneficial owner of Notes held through a custodian or nominee that is a direct or indirect DTC participant, such as bank, broker, trust company or other financial intermediary, must instruct the custodian or nominee to tender the beneficial owner's Notes on behalf of such beneficial owner.

     The Depositary and DTC have confirmed that the Tender Offers are eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Offer to Purchase by causing DTC to transfer Notes to the Depositary in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message (as defined below) to the Depositary. Noteholders using ATOP must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC at or prior to the Expiration Date. If the ATOP procedures are used, the DTC participant in whose account the Notes are held at DTC need not complete and physically deliver the Letter of Transmittal to the Depositary.

     The term "Agent's Message" means a message transmitted by DTC, received by the Depositary and forming part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC participant tendering Notes which are the subject of such Book-Entry Confirmation that such DTC participant has received and agrees to be bound by the terms of this Offer to Purchase and the accompanying Letter of Transmittal and that the Company may enforce such agreement against such DTC participant.


   Tender of Notes Held in Physical Form

     For a Noteholder to validly tender Notes held in physical form pursuant to the Tender Offers, a properly completed and validly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any signature guarantees and any other documents required by the instructions to the Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase and either certificates for tendered Notes must be received by the Depositary at such address or such Notes must be transferred pursuant to the procedures for book-entry transfer described above and a confirmation of such book-entry transfer must be received by the Depositary, in either case, prior to 3:00 p.m., New York City time, on the Expiration Date.

     THE LETTER OF TRANSMITTAL AND NOTES SHOULD BE SENT ONLY TO THE DEPOSITARY, AND NOT TO THE COMPANY, THE TRUSTEE, THE INFORMATION AGENT, THE DEALER MANAGER OR TO ANY BOOK-ENTRY TRANSFER FACILITY.

     THE METHOD OF DELIVERY OF NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY IS AT THE ELECTION AND THE RISK OF THE NOTEHOLDER TENDERING NOTES. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE NOTEHOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF

THE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF NOTES WILL BE ACCEPTED.


   No Guaranteed Delivery

     THERE ARE NO GUARANTEED DELIVERY PROVISIONS PROVIDED FOR BY PRODUCTS CORPORATION IN CONJUNCTION WITH THE TENDER OFFERS UNDER THE TERMS OF THIS OFFER TO PURCHASE OR ANY OTHER OF THE TENDER OFFER MATERIALS. NOTEHOLDERS MUST TIMELY TENDER THEIR NOTES IN ACCORDANCE WITH THE PROCEDURES SET FORTH UNDER "PROCEDURES FOR TENDERING."


   Signature Guarantees

     Signatures on the Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States) (an "Eligible Institution"), unless (a) the Letter of Transmittal is signed by the registered holder of the Notes tendered therewith (or by a participant in DTC whose name appears on a security position listing it as the owner of such Notes) and payment of the Tender Offer Consideration is to be made, or if any Notes for principal amounts not tendered or not accepted for purchase are to be issued, directly to such Noteholder (or, if tendered by a participant in DTC, any Notes for principal amounts not tendered or not accepted for purchase are to be credited to such participant's account at DTC) and neither the "Special Payment Instructions" box nor the "Special Delivery Instructions" box on the Letter of Transmittal has been completed, or (b) such Notes are tendered for the account of an Eligible Institution.


   Book-Entry Transfer

     The Depositary will establish a new account or utilize an existing account with respect to the Notes at DTC (DTC being a Book-Entry Transfer Facility) for purposes of the Tender Offers promptly after the date of this Offer to Purchase (to the extent such arrangements have not been made previously by the Depositary), and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of the Notes may make book-entry delivery of Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedures for such transfer. Delivery of documents to DTC in accordance with such Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary. The confirmation of a book-entry transfer of Notes into the Depositary's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation."


   Other Matters

     Notwithstanding any other provision hereof, payment for Notes accepted for payment pursuant to the Tender Offers will in all cases be made only after timely receipt by the Depositary of (i) certificates for (or a timely Book-Entry Confirmation with respect to) such Notes, (ii) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message and (iii) any other documents required by the Letter of Transmittal.

     Tenders of Notes pursuant to any of the procedures described above, and acceptance thereof by the Company for purchase, will constitute a binding agreement between the Company and the tendering Noteholder, upon the terms and subject to the conditions of the Tender Offers in effect on the Expiration Date.

     By executing a Letter of Transmittal, and subject to and effective upon acceptance for purchase of, and payment for, the Notes tendered therewith, a tendering Noteholder irrevocably sells, assigns and transfers to or upon the order of the Company all right, title and interests in and to all the Notes tendered thereby, waives any and all other rights with respect to the Notes and releases and discharges the Company from any and all claims, if any, such Noteholder may have now, or may have in the future, arising out of, or related to, the Notes, including without limitation any claims that such U.S. Noteholder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption of the Notes.

     All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Notes will be determined by the Company, in its sole discretion, the determination of which shall be conclusive and binding. Alternative, conditional or contingent tenders of Notes will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Notes that are not in proper form or the acceptance of which, in the Company's opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes.

     Any defect or irregularity in connection with tenders of Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Notes shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. None of the Company, the Dealer Manager, the Depositary, the Information Agent, the Trustee or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes or will incur any liability to Noteholders for failure to give any such notice.


   Backup Withholding

     For a discussion of material United States federal income tax considerations related to backup withholding, see "Material United States Federal Income Tax Consequences."


WITHDRAWAL OF TENDERS

     The Tender Offers will not have withdrawal rights. Notes tendered in the Tender Offers are irrevocable unless otherwise required by law.

     If the Company is delayed in its acceptance for purchase of, or payment for, the Notes or is unable to accept for purchase or pay for Notes pursuant to the Tender Offers for any reason, then, without prejudice to the Company's rights hereunder, tendered Notes may be retained by the Depositary on behalf of the Company and may not be withdrawn (subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the Notes deposited by or on behalf of the Noteholders thereof promptly after the termination or withdrawal of a tender offer).


EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Tender Offers will expire at 3:00 p.m., New York City time, on Friday, May 14, 2004, unless extended or earlier terminated by the Company. In the event that either Tender Offer is extended or earlier terminated, the term "Expiration Date" with respect to such extended or earlier terminated Tender Offer shall mean the time and date on which the Tender Offer, as so extended or earlier terminated, shall expire. Subject to applicable law, the Company expressly reserves the right in its sole discretion to:

    o extend the period of time during which the Tender Offers shall remain open at any time and from time to time by giving oral or written notice of such extension to the Dealer Manager; and

    o terminate, amend or withdraw either Tender Offer at any time.

     Please note that the terms of any extension of, or amendment of the terms of, the Tender Offers may vary from the terms of the original Tender Offers depending on such factors as prevailing interest rates and the principal amount of Notes previously tendered or otherwise purchased.

     There can be no assurance that the Company will exercise its right to extend, terminate or amend the Tender Offers. Any extension, termination or amendment will be followed as promptly as practicable by public announcement thereof. Such announcement will be made no later than 9:30 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make such public announcement, the Company shall not have any obligation to publish, advertise or otherwise communicate such public announcement other than by issuing a press release to Business Wire.


CONDITIONS TO THE TENDER OFFERS


   Refinancing Condition

     Notwithstanding any other provision of this Offer to Purchase, the Company's obligation to accept for purchase, and to pay the Tender Offer Consideration, as applicable, for the Notes validly tendered pursuant to the Tender Offers is in each case subject to, and conditioned upon, unless waived the Refinancing Condition. If the foregoing condition is not satisfied, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to Rule 14e-l(c) under the Exchange Act, and may terminate the Tender Offers. The Company expects that in such an event, it will return all tendered Notes promptly following the Expiration Date.


   General Conditions

     Each of the 8 1/8% Senior Notes Tender Offer and the 9% Senior Notes Tender Offer is independent of the other Tender Offer and neither Tender Offer is conditioned upon the tender of an aggregate principal amount of Notes. Notwithstanding any other provision of the Tender Offers and in addition to (and not in limitation of) the Company's rights to terminate, to extend and/or amend either Tender Offer in its sole discretion, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to Rule 14e-1(c) under the Exchange Act, and may terminate the Tender Offers, if any of the following (the "General Conditions") have occurred or have been waived:

       (1) there shall have been instituted, threatened or be pending any action, proceeding or investigation (whether formal or informal) (or there shall have been any material adverse development to any action or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Tender Offers, that, in the sole judgment of the Company, either (a) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company, or (b) would or might prohibit, prevent, restrict or delay consummation of the Tender Offers;

       (2) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of the Company, either (a) would or might prohibit, prevent, restrict or delay consummation of the Tender Offers or (b) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company or its affiliates;

       (3) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company and its subsidiaries that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Tender Offers;

       (4) the Trustee shall have objected in any respect to or taken action that could, in the sole judgment of the Company, adversely affect the consummation of the Tender Offers or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the making of the Tender Offers or the acceptance of, or payment for, the Notes; or

       (5) there has occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the price of the Notes in the United States or other major securities or financial markets, (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions, (f) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.


     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company. All conditions to the Tender Offers must, if the Notes are to be accepted for payment promptly after the satisfaction of the Refinancing Condition or the Expiration Date, as applicable, be either satisfied or waived by the Company prior to the satisfaction of the Refinancing Condition or the expiration of the Tender Offers on the Expiration Date, as applicable. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.


MARKET FOR NOTES


     The Notes are not listed on any national or regional securities exchange or reported on a national quotation system. To the extent that the Notes are traded, prices of the Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. Quotations for Notes may differ from actual trading prices and should be viewed as approximations. Noteholders are urged to obtain current information with respect to the market prices for the Notes.

                         THE REFINANCING TRANSACTIONS


THE NEW DEBT ISSUANCE

     In connection with the Tender Offers, the Company currently intends to issue new senior unsecured debt in the New Debt Issuance, which the Company expects will be in an aggregate principal amount of approximately $400.0 million. The Company expects to consummate the New Debt Issuance prior to or on the Settlement Date. A portion of the net proceeds received by the Company from the New Debt Issuance together with borrowings under the New Credit Facility will be used by the Company to (i) purchase those Notes validly tendered and not withdrawn in the Tender Offers and to purchase those 12% Senior Secured Notes due 2005 tendered and accepted in the 12% Senior Secured Notes Offer to Purchase, (ii) redeem any such notes remaining outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004.


THE NEW CREDIT FACILITY

     In connection with the Tender Offers, the Company currently intends to enter into the New Credit Facility which will amend and restate its existing credit facility. The Company currently expects the New Credit Facility to be for an aggregate of approximately $680.0 million, of which approximately $530.0 million is currently expected to be a term loan facility, with the remainder being a multi-currency revolving credit facility. It is expected that, the New Credit Facility will be secured on a first-priority basis and will contain customary covenants. It is expected that borrowings under the new credit agreement, as they are under the existing credit agreement, will be guaranteed by Revlon, Inc., and, subject to certain limited exceptions, each of the Company's domestic subsidiaries. The New Credit Facility is expected to be executed prior to or on the Settlement Date. A portion of the amounts borrowed under the New Credit Facility will be used by the Company to (i) purchase those Notes validly tendered and not withdrawn in the Tender Offers and to purchase those 12% Senior Secured Notes tendered and accepted in the 12% Senior Secured Notes Offer to Purchase, (ii) redeem any such notes remaining outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004.


OFFER TO PURCHASE THE 12% SENIOR SECURED NOTES DUE 2005

     Simultaneously with the launch of these Tender Offers, the Company commenced an offer to purchase any and all of its outstanding 12% Senior Secured Notes due 2005 ($363,000,000 aggregate principal amount outstanding) (the "12% Senior Secured Notes Offer to Purchase"). The consideration offered by us in the 12% Senior Secured Notes Offer to Purchase will be calculated on the third business day before the tender offer expires using a yield equal to a fixed spread (75 basis points) plus the yield to maturity of a U.S. Treasury bond with a maturity date that is close to the maturity date of the 12% Senior Secured Notes (1.875% U.S. Treasury note due November 30, 2005). The consideration includes an amount equal to 2.0% of the principal amount of each 12% Senior Secured Note tendered (the "consent payment"). Noteholders who tender their 12% Senior Secured Notes in the 12% Senior Secured Notes Offer to Purchase prior to 5:00 p.m., New York City time, on April 29, 2004, unless extended, will receive the total consideration (which includes the consent payment). Those noteholders who validly tender their 12% Senior Secured Notes in the 12% Senior Secured Notes Offer to Purchase after 5:00 p.m., New York City time, on April 29, 2004, but before the expiration of the 12% Senior Secured Notes Offer to Purchase, which is 3:00 p.m. on May 14, 2004, will receive the tender offer consideration (which does not include the consent payment). Noteholders will also receive accrued and unpaid interest from the last interest payment date to, but not including, the settlement date for the 12% Senior Secured Notes Offer to Purchase. The 12% Senior Secured Notes Offer to Purchase is expected to expire simultaneously with the Tender Offers. Following the consummation of the 12% Senior Secured Notes Offer to Purchase, the Company intends, but is not obligated, to redeem those 12% Senior Secured Notes not tendered in the 12% Senior Secured Notes Offer to Purchase. If called for redemption, the 12% Senior Secured Notes will be called at the redemption price under the indenture governing the 12% Senior Secured Notes.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the Tender Offers to Noteholders. This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as Notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)) or to persons that hold the Notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any (i) United States federal income tax consequences to a Non-United States Holder that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual and such holder is present in the United States for 183 or more days during the taxable year, or (C) is a corporation which operates through a United States branch, and (ii) foreign, state, or local tax considerations. This summary assumes that a Noteholder has held his notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). Each Noteholder is urged to consult his tax advisor regarding the United States federal, state, local, and foreign income and other tax considerations of the Tender Offers.

     For purposes of this summary, a "United States Holder" is a beneficial owner of a Note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created in, or organized under the law of, the United States or any State or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated. A beneficial owner of a Note that is not a United States Holder is referred to herein as a "Non-United States Holder."


CONSEQUENCES TO TENDERING UNITED STATES HOLDERS

     Sale of Notes. Your receipt of cash in exchange for Notes will be a taxable transaction for United States federal income tax purposes. Accordingly, you will recognize gain or loss in an amount equal to the difference between
(i) the amount of cash received (other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income and
(ii) your adjusted tax basis in the Notes. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss and will be long term if the Notes have been held for more than one year. A claim for a deduction in respect of a capital loss may be subject to limitations.

     Market Discount. A Note has "market discount" if its principal amount exceeded its tax basis at the time of your acquisition of the Note, unless a statutorily defined de minimis exception applied. Gain recognized by you with respect to a Note that was acquired with market discount will generally be subject to tax as ordinary income to the extent of the market discount accrued during your period of ownership. This rule will not apply if you had previously elected for United States federal income tax purposes to include accrued market discount in income during the period that you held the Note.


CONSEQUENCES TO TENDERING NON-UNITED STATES HOLDERS

     Any gain realized by a Non-United States Holder participating in the Tender Offers generally will not be subject to United States federal income tax.

     Amounts received pursuant to this offer attributable to accrued but unpaid interest on a Note by a Non-United States Holder generally will not be subject to United States federal income tax, provided that (i) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote or (ii) the Non-United States Holder is not (A) a controlled foreign corporation that is related to the Company through stock ownership or (B) a bank receiving interest on a loan entered into in the ordinary course of business.


CONSEQUENCES TO NON-TENDERING HOLDERS

     If you do not tender your Notes in this Tender Offers, you should not recognize any gain or loss for United States federal income tax purposes. Your adjusted tax basis and holding period in the Notes will not be affected by these Tender Offers.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     A United States Holder may be subject to information reporting and backup withholding at the applicable rate on payments of the Tender Offer Consideration on the Notes, unless the United States holder (i) provides its taxpayer identification number ("TIN") and certifies, under penalties of perjury, that the TIN it has provided is correct and that it (x) is exempt from backup withholding, (y) has not been notified by the IRS that it is subject to backup withholding, or (z) has been notified by the IRS that it is no longer subject to backup withholding, or (ii) otherwise establishes an exemption. Each United States Holder is asked to provide its TIN and the certifications described in the previous sentence by completing the Form W-9 or Substitute Form W-9 that is included in the Letter of Transmittal.

     A Non-United States Holder may be subject to information reporting and backup withholding at the applicable rate on payments of the Tender Offer Consideration on the Notes, unless the Non-United States Holder (i) certifies its exempt status by providing a properly executed Form W-8BEN or (ii) otherwise establishes an exemption.


             DEALER MANAGERS, INFORMATION AGENT AND THE DEPOSITARY

     The Company has retained Citigroup Global Markets Inc. to act on behalf of the Company as Dealer Manager in connection with the Offers. In connection with acting in such capacity, the Company has agreed to reimburse the Dealer Manager for its reasonable out-of-pocket expenses incurred in connection with the Tender Offers, including reasonable fees and disbursements of counsel, and to indemnify the Dealer Manager against certain liabilities arising in connection with the Tender Offers, including liabilities under the federal securities laws.

     The Dealer Manager, in the ordinary course of its business, makes markets in debt securities of the Company, including the Notes, for its own accounts and for the accounts of its customers. As a result, from time to time, the Dealer Manager may own certain of the Company's debt securities, including the Notes.

     The Company has retained D.F. King & Co., Inc. to act as Information Agent in connection with the Tender Offers. The Information Agent will assist Noteholders who request assistance in connection with the Tender Offers, and may request brokers, dealers and other nominee Noteholders to forward materials relating to the Tender Offers to beneficial owners. The Company has agreed to pay the Information Agent a customary fee for such service. The Company has also agreed to reimburse the Information Agent for its reasonable out-of-pocket expenses and to indemnify the Information Agent against certain liabilities in connection with the Tender Offers, including liabilities arising under the federal securities laws.

     U.S. Bank National Association has been appointed as Depositary for the Tender Offers. Letters of Transmittal and all correspondence in connection with the Tender Offers should be sent or delivered by each Noteholder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address and telephone number set forth on the back cover page of this Offer to Purchase. Any Noteholder or beneficial owner that has questions concerning tender procedures should contact the Depositary at the address and telephone number set forth on the back cover of this Offer to Purchase.

                                 OTHER MATTERS


     The Tender Offers are not being made to (nor will tenders of Notes be accepted from or on behalf of) Noteholders of Notes in any jurisdiction in which the making or acceptance of the Tender Offers would not be in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction in which the making of the Tender Offers or the tender of Notes would not be in compliance with applicable law, the Company may or may not, in its sole discretion, make an effort to comply with any such law. If, after such effort, if any, the Company cannot comply with any such law, the Tender Offers will not be made to the Noteholder residing in such jurisdiction.

To obtain additional copies of the Offer to Purchase and the accompanying Letter of Transmittal, please contact the Information Agent.


                The Information Agent for the Tender Offers is:


                             D.F. KING & CO., INC.

                                 48 Wall Street
                                  22nd Floor
                           New York, New York 10005

       Banks and Brokerage firms, please call collect at: (212) 269-5550

                           Toll-free (800) 949-2583


                   The Depositary for the Tender Offers is:


                        U.S. BANK NATIONAL ASSOCIATION


                       By Regular or Certified Mail and
                         By Hand or Overnight Courier:
                        U.S. Bank National Association
                             60 Livingston Avenue
                              St. Paul, MN 55107
                   Attention: Specialized Finance Department


                                 By Facsimile:
                        (For Eligible Institutions Only)
                                (651) 495-8158


                                 Confirmation:
                                (800) 934-6802



Any questions about the Tender Offers or procedures for accepting the Tender Offers may be directed to the Dealer Manager.


                 The Dealer Manager for the Tender Offers is:


                         CITIGROUP GLOBAL MARKETS INC.
                           Liability Management Group
                        390 Greenwich Street, 4th Floor
                           New York, New York 10013
                            (212) 723-6106 (collect)

                           (800) 558-3745 (toll-free)